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EXHIBIT 32

Officer Certification under 18 USC 1350

We, the undersigned Chief Executive Officer and Chief Financial Officer of AXS-One Inc. (the ‘‘issuer’’), do hereby certify that this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the issuer.

AXS-ONE INC.
Date: May 11, 2006	/s/ William P. Lyons
William P. Lyons Chief Executive Officer and Chairman of the Board
/s/ Joseph Dwyer
Joseph Dwyer Executive Vice President, Chief Financial Officer, and Treasurer